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                                                                    EXHIBIT 10.4

                                                                  EXECUTION COPY

                            NON-COMPETITION AGREEMENT

         THIS NON-COMPETITION AGREEMENT (this "Agreement") is effective as of this 3rd day of January, 2003, by and between R.H. Donnelley Corporation, a Delaware corporation ("Buyer"), R.H. Donnelley Publishing & Advertising, Inc. (f/k/a Sprint Publishing & Advertising, Inc.), a Kansas corporation ("RHDPA"), CenDon, L.L.C., a Delaware limited liability company ("CenDon"), R.H. Donnelley Directory Company (f/k/a Centel Directory Company), a Delaware corporation ("RHDDC") (RHDPA, CenDon and RHDDC are referred to collectively in this Agreement as "Publisher"), Sprint Corporation, a Kansas corporation ("Sprint Parent") and Sprint Minnesota, Inc., Sprint - Florida, Incorporated, Carolina Telephone & Telegraph Co., United Telephone - Southeast, Inc., United Telephone Company of the Carolinas, United Telephone Company of Southcentral Kansas, United Telephone Company of Eastern Kansas, United Telephone Company of Kansas, Sprint Missouri, Inc., United Telephone Company of Texas, Inc., United Telephone Company of the West, The United Telephone Company of Pennsylvania, United Telephone Company of New Jersey, Inc., United Telephone Company of the Northwest, United Telephone Company of Ohio, United Telephone Company of Indiana, Inc., Central Telephone Company, Central Telephone Company of Virginia and Central Telephone Company of Texas (collectively "Sprint LTD"). Buyer, Publisher, Sprint Parent and Sprint LTD are sometimes referred to in this Agreement as a "Party" and collectively as the "Parties."

                                    RECITALS:

         A. On the date of this Agreement, Buyer is acquiring from Sprint Parent all of the outstanding capital stock of DirectoriesAmerica, Inc., a Kansas corporation, which is the sole owner of RHDPA, and from Centel Directories LLC, a Delaware limited liability company ("Centel LLC"), all of the outstanding capital stock of RHDDC, which is a member of CenDon (Sprint Parent and Centel LLC are referred to collectively in this Agreement as the "Sellers"), pursuant to a Stock Purchase Agreement, dated as of September 21, 2002, between Sellers and Buyer (the "Stock Purchase Agreement");

         B. The Stock Purchase Agreement provides that the Parties will enter into this Agreement;

         C. Pursuant to the terms of the Stock Purchase Agreement, on the date of this Agreement, Publisher and Sprint LTD are entering into a Directory Services License Agreement (the "Directory Services License Agreement") in order to provide for the continued production, publication and distribution of the Sprint LTD Directories by Publisher following the closing of the transactions contemplated by the Stock Purchase Agreement;

         D. Sprint Parent and Sprint LTD acknowledge that the agreements and covenants contained in this Agreement are essential to protect the benefits that Buyer expects to receive pursuant to the transactions contemplated by the Stock Purchase Agreement; and

         E. Sprint Parent and Sprint LTD acknowledge that the agreements and covenants contained in this Agreement were a material inducement to Buyer's agreement to enter into the
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Stock Purchase Agreement and the other agreements contemplated by the Stock
Purchase Agreement.

         F. Capitalized terms not otherwise defined in this Agreement shall have the meanings ascribed thereto in the Directory Services License Agreement.

                                    AGREEMENT

                  NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements set forth in this Agreement and the consummation of the transactions contemplated by the Stock Purchase Agreement, the Parties agree as follows:

                                   ARTICLE 1

                              TERM AND TERMINATION

         SECTION 1.1 TERM. Except as otherwise provided in this Agreement or the Directory Services License Agreement, this Agreement will be coterminous with the Directory Services License Agreement and Sprint Parent's and Sprint LTD's obligations will terminate immediately upon the termination or expiration of the Directory Services License Agreement, provided however that no termination or expiration of this Agreement will release Sprint Parent or Sprint LTD from liability for prior breaches of any provision of this Agreement.

                                   ARTICLE 2

                      NON-COMPETITION AND NON-SOLICITATION

         SECTION 2.1       SPRINT OBLIGATIONS.

         (a) Until the termination or expiration of the Directory Services License Agreement (or such other time as specified by Section 8.6 of the Directory Services License Agreement, if applicable), no Sprint Entity will directly or indirectly engage in, own, manage, operate, share any revenues of or have any profit or other equity interest in (except pursuant to the Directory Services License Agreement or by ownership of less than five percent of the outstanding capital stock or equity interest of an entity whose securities are publicly traded), any business or entity engaged in:

                  (i) the business of producing, publishing or distributing any physical media directory containing Subscriber Listing Information or Directional Information that is primarily distributed to or directed at Subscribers and businesses or organizations located or providing services within the Service Areas;

                  (ii) the sale of any Local Advertising, subject to the provisions of Section 2.1(b) below; and

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                  (iii) advertising, promoting or using, or entering into an agreement with any third party to advertise, promote or use, an affiliation with the Service Area ILEC or Service Area ILEC brand in connection with any of the foregoing.

If a Sprint Entity acquires a party that is engaged in operations that cause such Sprint Entity to be in breach of this Section 2.1(a), the Sprint Entities will not be deemed to be in breach of this Section 2.1(a) if the acquiring Sprint Entity is in good faith attempting to divest or otherwise terminate the competing directories or other activities, except that such Sprint Entity must divest or otherwise terminate the production, publication and distribution of such competing directories or other activities within twelve (12) months of the closing of the acquisition by such Sprint Entity.

         (b) Notwithstanding any other provision of this Agreement or the Directory Services License Agreement (including Section 2.1(a) of this Agreement), no Sprint Entity will be prohibited from selling Local Advertising that is bundled with or otherwise comprises an integral part of the sale of a telecommunications product or service in any Service Area into or as part of a non-physical media directory if such Sprint Entity reasonably determines that it must sell such Local Advertising in order to remain competitive with regards to the sale of such telecommunications services or products in that particular Service Area, so long as such Sprint Entity complies with this Section 2.1(b).

                  (i) In such circumstance, a Sprint Entity may only sell such Local Advertising through a third party if it complies with this
         Section 2.1(b)(i).

                           (A) The Sprint Entity will submit a written proposal to Publisher outlining specific terms and conditions under which Publisher would act as the exclusive content provider and/or sales agent of the Sprint Entity for the sale of such Local Advertising, including compensation terms whereby Publisher would be entitled to receive and retain all revenues (or, if such Local Advertising is bundled with a telecommunications service or product, the fair market value thereof) from the sale of such Local Advertising.

                           (B) The Sprint Entity will negotiate in good faith with Publisher for a period of thirty (30) days following the receipt by Publisher of such proposal to agree on terms and conditions under which Publisher would act as its exclusive content provider and/or sales agent for such Local Advertising. If no agreement has been reached by the end of the thirty (30) day period, the Sprint Entity will submit a final written proposal to Publisher who will have five business days to accept such proposal.

                           (C) If the Sprint Entity and Publisher are unable to agree on terms for Publisher to act as content provider and/or sales agent by the end of the five business day period specified above or if Publisher is unable or unwilling to act as such content provider and/or sales agent, the Sprint Entity may engage a third party to act as content provider and/or sales agent for such Local Advertising but only on terms which in the aggregate are no more favorable to the third party than last offered in writing to Publisher. The term of any such third party agreement

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                  will not exceed three years. In such event, no Sprint Entity will have any further obligation to Publisher with respect to the Local Advertising that was within the scope of the proposal, except that the Sprint Entity will repeat the process under this Section 2.1(b)(i) if it desires to continue to market such Local Advertising through a third party at the end of the term of the third party agreement.

                  (ii) In those circumstances where a Sprint Entity is permitted to sell Local Advertising pursuant to Section 2.1(b) and sells such Local Advertising through its internal sales force (which will only be permitted where it is not commercially practicable to sell such Local Advertising using a third party sales agent), the applicable Sprint Entity will be required to pay to Publisher the Net Profits of the Sprint Entity from the sale of such Local Advertising (based on the fair market value of such Local Advertising). For purposes of this
         Section 2.1(b)(ii), "Net Profits" means (A) the amount (if any) separately billed by such Sprint Entity for the sale of such Local Advertising, (or, if greater, the fair market value of such Local Advertising) multiplied by (B) the profit margin typically recognized in the advertising industry for the sale of advertising similar to such Local Advertising (taking into account bad debt experience); provided that if no such standard is available, Net Profits will be determined based on an assumed profit margin of 25%.

                  (iii) Nothing in this Section 2.1(b) shall give any Sprint Entity the right to sell Local Advertising in any physical or non-physical directory operated by Publisher.

         (c) For clarification purposes only, the Parties acknowledge that the noncompetition restrictions in this Article 2 are not intended to restrict any activities by non-Affiliates of Sprint Parent, such as (i) Sprint PCS network partners, mobile virtual network operators (e.g., Virgin Mobile), resellers or any other entities with which any Sprint Entity enters into similar contractual arrangements intended to expand such Sprint Entity's customer base or network usage, or (ii) providers of content for delivery by any Sprint Entity network who are not agents of any Sprint Entity for purposes of selling Local Advertising; provided, that, if and to the extent that a Sprint Entity has the contractual or other right to prevent such activities, no Sprint Entity shall solicit, consent to or approve any activities of such non-Affiliates that would be in breach of this Article 2 if such activities were conducted by a Sprint Entity.

         (d) Notwithstanding any other provision of this Agreement, upon any direct or indirect sale or transfer by Sprint Parent or Sprint LTD of all or any part of a Service Area(s) (whether by a sale of assets or capital stock or by merger, including any change of control of Sprint Parent) in accordance with
Section 9.1 of the Directory Services License Agreement, neither the purchaser of such Service Area(s) nor any of its Affiliates nor any Sprint Entity will be deemed to be in violation of this Agreement as a result of any product or service and related activities by the purchaser and its Affiliates that exist as of the closing of such sale, provided that (i) Publisher continues to have for all purposes the exclusive right as set forth in the Directory Services License Agreement and the other Commercial Agreements to (a) produce, publish and distribute Sprint LTD Directories on behalf of the ILEC in the affected Service Area(s) and (b) to use in the affected Service Area(s) the brand and/or marks under which the ILEC provides local telephone exchange service in the affected Service Area(s), and (ii) in the event the purchaser at any time changes the brand and/or marks under which the ILEC provides local telephone exchange service in the affected Service Area(s), any product or service and related activities

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that would otherwise violate this Agreement (a "Competing Directory") may not continue to be branded with any trademark or tradename that had previously been used by the purchaser or its Affiliates in connection with its physical or non-physical directories or ILEC business. (For example, if a purchaser acquires Sprint Parent, the purchaser and its Affiliates could continue to distribute any Competing Directory for as long as the Sprint brand is retained for the ILEC in the Service Areas; if the purchaser causes the ILEC to change the ILEC brand from the Sprint brand to a different brand, purchaser and its Affiliates would be required to rebrand, shut down or dispose of any Competing Directory that previously operated under purchaser's brand and the Publisher would have the exclusive right to use the new ILEC brand as contemplated by the Directory Services License Agreement and the Trademark License Agreement.) If a purchaser substitutes a different brand for the Licensed Marks pursuant to Section 9.1 of the Directory Services License Agreement, the purchaser will not be permitted to rebrand a Competing Directory with any of the Licensed Marks.

         (e) In the event a Service Area is sold or transferred pursuant to
Section 9.1 of the Directory Services License Agreement, the Sprint Entities will remain bound by the obligations of Sections 2.1(a) and 2.1(b) of this Agreement with respect to the then applicable Geographic Coverage Areas relating to such sold or transferred Service Area.

         (f) The provisions of this Section 2.1 are subject to the terms of Articles 8 and 9 of the Directory Services License Agreement.

         SECTION 2.2 NON-SOLICITATION. During (i) the period between the date of this Agreement and the second anniversary of the date of this Agreement and (ii) the two year period following the termination of this Agreement, no Sprint Entity will, directly or indirectly, through one or more of its Affiliates, on behalf of itself or any other person, recruit or otherwise solicit or induce any employee of Publisher, its Subsidiaries or any of their successors to terminate his or her employment relationship with Publisher, its Subsidiaries or any of their successors. During (i) the period between the date of this Agreement and the fifth anniversary of the date of this Agreement and
(ii) the five year period following the termination of this Agreement, no Sprint Entity will, directly or indirectly, through one or more of its Affiliates, on behalf of itself or any other person, recruit or otherwise solicit or induce the chief executive officer, chief financial officer, president, chief operating officer, chief information officer, chief technology officer or general counsel of Publisher or any sales employee of Publisher who is director level or above to terminate his or her employment relationship with Publisher or its Subsidiaries. The foregoing will not, however, prohibit any Sprint Entity from publishing any general public solicitation of employment opportunities.

                                   ARTICLE 3

                                  MISCELLANEOUS

         SECTION 3.1 ASSIGNMENT. Except as provided in Section 9.1 of the Directory Services License Agreement, no Party may assign all or any of its rights or obligations under the Agreement without the prior written consent of the other Parties, except that any Party may assign all of its rights and obligations under the Agreement (a) in connection with a sale of all or substantially all of its assets or by merger if the purchaser assumes in writing all of the assigning

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Party's rights and obligations under this Agreement in a form reasonably acceptable to the other Party and (b) to (i) any of its Affiliates or (ii) any lender or any other party as collateral in connection with any financing provided that no such assignment permitted by this clause (b) will relieve such Party of any of its obligations under this Agreement.

         SECTION 3.2 NOTICES. Any notice required or permitted under this Agreement will be in writing and will be hand-delivered, sent by confirmed facsimile or mailed by overnight express mail. Notice will be deemed to have been given when such notice is received. Addresses for notices are as follows:

                  If to a Sprint Entity:

                           Sprint Corporation
                           6200 Sprint Parkway
                           Overland Park, KS 66251
                           KSOPHF 0202 - 2B579
                           Attention: Vice President, Business Planning &
                                      Development- LTD
                           Facsimile: 913-794-0141

                  With a copy to:

                           Sprint Corporation
                           6200 Sprint Parkway
                           Overland Park, KS 66251
                           KSOPHF 0302 - 3B679
                           Attention: Legal - Corporate Secretary
                           Facsimile: 913-794-0144

                  If to Buyer or Publisher:

                           R.H. Donnelley Corporation
                           One Manhattanville Road
                           Purchase, New York 10577
                           Fax No. (914) 933-6844
                           Attention: General Counsel

                  With a copy to:

                           Jones, Day, Reavis & Pogue
                           222 East 41st Street
                           New York, New York 10017
                           Fax No. (212) 755-7306
                           Attention: John J. Hyland

or at such other address as any Party may provide to the others by written notice.

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         SECTION 3.3       ENTIRE AGREEMENT. This Agreement constitutes the
entire understanding and agreement of the Parties concerning the subject matter of this Agreement, and supersedes any prior agreements, representations, statements, understandings, proposals, undertakings or negotiations, whether written or oral, with respect to the subject matter expressly set forth in this Agreement.

         SECTION 3.4 SEVERABILITY. If any term, condition or provision of this Agreement is held to be invalid or unenforceable for any reason, such invalidity will not invalidate the entire Agreement, unless such construction would be unreasonable. This Agreement will be construed as if it did not contain the invalid or unenforceable provision or provisions, and the rights and obligations of each Party will be construed and enforced accordingly, except that in the event such invalid or unenforceable provision or provisions are essential elements of this Agreement and substantially impair the rights or obligations of a Party, the Parties will promptly negotiate in good faith a replacement provision or provisions.

         SECTION 3.5 NO THIRD PARTY BENEFICIARIES. This Agreement is intended solely for the benefit of the Parties, and no third-party beneficiaries are created by this Agreement. This Agreement does not provide and should not be construed to provide third parties with any remedy, claim, liability, reimbursement, cause of action or other privilege.

         SECTION 3.6 BINDING EFFECT. This Agreement will be binding on and inure to the benefit of the Parties, and their respective successors and permitted assigns.

         SECTION 3.7 WAIVERS. No waiver of any provision of this Agreement, and no consent to any default under this Agreement, will be effective unless the same is in writing and signed by an officer of the Party against whom such waiver or consent is claimed. In addition, no course of dealing or failure of a Party strictly to enforce any term, right or condition of this Agreement will be construed as a waiver of such term, right or condition. Waiver by a Party of any default by any other Party will not be deemed a waiver of any subsequent or other default.

         SECTION 3.8 HEADINGS. The headings and numbering of sections and paragraphs in this Agreement are for convenience only and will not be construed to define or limit any of the terms in this Agreement or affect the meaning or interpretation of this Agreement.

         SECTION 3.9 SURVIVAL. Any liabilities or obligations of a Party for acts or omissions occurring prior to the cancellation or termination of this Agreement and any obligations of a Party under any other provisions of this Agreement which, by their terms, are contemplated to survive (or be performed after) termination of this Agreement (subject to any time limitations specified therein) will survive the cancellation or termination of this Agreement.

         SECTION 3.10 MODIFICATIONS. No amendments, deletions, additions or other modifications to this Agreement will be binding unless evidenced in writing and signed by an officer of each of the respective parties hereto.

         SECTION 3.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, and each such counterpart will be deemed to be an original instrument, but all such counterparts together will constitute but one agreement. This Agreement will become effective

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when one or more counterparts have been signed by each and delivered to the other Parties, it being understood that the Parties need not sign the same counterpart.

         SECTION 3.12 REMEDIES. The Parties agree that all disputes or controversies arising out of or relating to this Agreement shall be resolved using the procedures set forth in the Directory Services License Agreement, including Sections 17.1, 17.3, 17.4, 17.5 and 17.6, which are incorporated herein by this reference.

         SECTION 3.13 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES IS GOVERNED BY THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ITS CONFLICT OF LAWS PRINCIPLES.

         SECTION 3.14 SPRINT LTD OBLIGATIONS. Each individual entity comprising Sprint LTD under this Agreement will be severally responsible for the obligations of Sprint LTD under this Agreement with respect to the specific Service Areas operated by such entity. Subject to any novation that occurs pursuant to Section 9.1(b) of the Directory Services License Agreement, Sprint Parent will be jointly and severally responsible with each entity comprising Sprint LTD for the obligations of such entity under this Agreement.

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         IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the day and year first above written.

BUYER:

R.H. DONNELLEY CORPORATION

By: /s/ ROBERT J. BUSH
   ---------------------------------

Name:   Robert J. Bush

Title: Vice President and Secretary

PUBLISHER:

R.H. DONNELLEY PUBLISHING & ADVERTISING, INC.    CENDON, L.L.C.
(f/k/a Sprint Publishing & Advertising, Inc.)

By: /s/ ROBERT J. BUSH                           By: /s/ ROBERT J. BUSH
   ---------------------------------                ---------------------------

Name:   Robert J. Bush                           Name:   Robert J. Bush

Title: Vice President and Secretary              Title: Authorized Signatory

R.H. DONNELLEY DIRECTORY COMPANY,
(f/k/a Centel Directory Company)

By: /s/ ROBERT J. BUSH
   ---------------------------------

Name:   Robert J. Bush

Title: Vice President and Secretary

SPRINT PARENT:

SPRINT CORPORATION

By: /s/ MICHAEL B. FULLER
   ---------------------------------

Name:   Michael B. Fuller

Title: President, Local Telecom Division

SPRINT LTD:

SPRINT MINNESOTA, INC.

By: /s/ JOSEPH MEYER
   ----------------------------------
Name:   Joseph Meyer

Title: Vice President

SPRINT - FLORIDA, INCORPORATED              CAROLINA TELEPHONE
                                            & TELEGRAPH CO.

By: /s/ JOSEPH MEYER                        By: /s/ JOSEPH MEYER
   ---------------------------------           ---------------------------------

Name:   Joseph Meyer                        Name:   Joseph Meyer

Title: Vice President                       Title: Vice President

UNITED TELEPHONE - SOUTHEAST,               UNITED TELEPHONE COMPANY OF
INC.                                        THE CAROLINAS

By: /s/ JOSEPH MEYER                        By: /s/ JOSEPH MEYER
   ---------------------------------           ---------------------------------

Name:   Joseph Meyer                        Name:   Joseph Meyer

Title: Vice President                       Title: Vice President

UNITED TELEPHONE COMPANY OF                 UNITED TELEPHONE COMPANY OF
SOUTHCENTRAL KANSAS                         EASTERN KANSAS

By: /s/ JOSEPH MEYER                        By: /s/ JOSEPH MEYER
   ---------------------------------           ---------------------------------

Name:   Joseph Meyer                        Name:   Joseph Meyer

Title: Vice President                       Title: Vice President

                                      2
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UNITED TELEPHONE COMPANY OF KANSAS          SPRINT MISSOURI, INC.

By: /s/ JOSEPH MEYER                        By: /s/ JOSEPH MEYER
   ---------------------------------           ---------------------------------

Name:   Joseph Meyer                        Name:   Joseph Meyer

Title: Vice President                       Title: Vice President

UNITED TELEPHONE COMPANY OF                 UNITED TELEPHONE COMPANY OF
TEXAS, INC.                                 THE WEST

By: /s/ JOSEPH MEYER                        By: /s/ JOSEPH MEYER
   ---------------------------------           ---------------------------------

Name:   Joseph Meyer                        Name:   Joseph Meyer

Title: Vice President                       Title: Vice President

THE UNITED TELEPHONE COMPANY                UNITED TELEPHONE COMPANY OF
OF PENNSYLVANIA                             NEW JERSEY, INC.

By: /s/ JOSEPH MEYER                        By: /s/ JOSEPH MEYER
   ---------------------------------           ---------------------------------

Name:   Joseph Meyer                        Name:   Joseph Meyer

Title: Vice President                       Title: Vice President

UNITED TELEPHONE COMPANY OF                 UNITED TELEPHONE COMPANY OF
THE NORTHWEST                               OHIO

By: /s/ JOSEPH MEYER                        By: /s/ JOSEPH MEYER
   ---------------------------------           ---------------------------------

Name:   Joseph Meyer                        Name:   Joseph Meyer

Title: Vice President                       Title: Vice President

                                      3
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UNITED TELEPHONE COMPANY OF                 CENTRAL TELEPHONE COMPANY
INDIANA, INC.

By: /s/ JOSEPH MEYER                        By: /s/ JOSEPH MEYER
   ---------------------------------           ---------------------------------

Name:   Joseph Meyer                        Name:   Joseph Meyer

Title: Vice President                       Title: Vice President

CENTRAL TELEPHONE COMPANY OF                CENTRAL TELEPHONE COMPANY OF
VIRGINIA                                    TEXAS

By: /s/ JOSEPH MEYER                        By: /s/ JOSEPH MEYER
   ---------------------------------           ---------------------------------

Name:   Joseph Meyer                        Name:   Joseph Meyer

Title: Vice President                       Title: Vice President

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